Exhibit 99.7




                      IMPORTANT - IMMEDIATE ACTION REQUIRED
                        ALAMOGORDO FINANCIAL CORPORATION
                             SUPPLEMENTAL ORDER FORM

[FULNAME 1]
[FULNAME 2]
[addr 1]
[addr 2]
[city], [state]  [zip]

Order Number:                  [batchnum]-[ordernum]
Original Shares Purchased:     [shares]
Original Purchase Amount:      [gtot]
Paid by Check:                 [check]
Paid by Account:               [acctot]



Changes in the stock offering require that all persons who wish to purchase shares in the Alamogordo Financial Corporation offering must return this form by the date specified below. If you desire to maintain or modify your existing order, you MUST complete, sign and return this form to Alamogordo Financial Corporation in the envelope no later than 12:00 Noon, Central Time on April XX, 2000. IF YOU DO NOT RETURN THIS FORM, YOUR ORIGINAL ORDER WILL AUTOMATICALLY BE CANCELLED. No person may purchase fewer than 25 or more than XX,XXX shares. The number of shares to be offered is based on a valuation that is subject to review prior to fulfilling any stock orders.

STOCK ELECTION - Please complete the section that describes your choice.

(1) [ ] MAINTAIN ORIGINAL NUMBER OF SHARES ORDERED - No change in number of shares ordered. (Go to Item #7)

(2) [ ] DECREASE NUMBER OF SHARES - Amount refunded will be based on a new number of shares which is less than the original number of shares at the $10.00 per share price. (Go to Item #5)

(3) [ ] INCREASE NUMBER OF SHARES - Amount owed will be based on a new number of shares which is greater than the original number of shares ordered at the $10.00 offering price. (Go to Item #5)

(4) [ ] CANCEL ORDER - Cancel order and refund payment with interest or release hold on deposit accounts.

(5) RECALCULATION

Original Number of Shares       [shares]     Revised Number of Shares
                           -------------                               ---------
Price per Share                   $10.00     Price per Share              $10.00

Total Original Purchase (A)       [gtot]     Total Revised Purchase (B)   $
                           -------------                               ---------

If (A) is greater than (B), the amount to be refunded
              to you or account hold released is:  $             (Go to Item #7)
                                                   ---------------

If (B) is greater than (A), the additional amount
                                      you owe is:  $             (Go to Item #6)
                                                   ----------------
(6) METHOD OF PAYMENT (FOR ADDITIONAL AMOUNT ONLY)

     [ ]  Enclosed is a check,  bank draft or money order  payable to Alamogordo
                       Financial Corporation for:  $
                                                   ----------------

                                                ACCOUNT NUMBERS        AMOUNT(s)
     [x]  I authorize Alamogordo Financial      ________________________________
          Corporation to make withdrawals
          from my Alamogordo Federal Savings    ________________________________
          & Loan Association account(s) shown
          below, and understand that the        ________________________________
          amounts will not be otherwise
          available for withdrawal. (NOTE:      ________________________________
          LIST ONLY the ADDITIONAL AMOUNT
          you want withdrawn.)                  TOTAL ADDITIONAL AMOUNT_________
                                                                       _________

(7) I (we) hereby authorize fulfillment of any requested changes in my (our) order. Further, I (we) certify that any change in our order does not conflict with the purchase limitations in the Plan of Reorganization (as described in the Prospectus) and that any additional shares being subscribed for are for my (our) account only and that there is no present agreement or understanding regarding subsequent sale or transfer of such shares. IF NO SUPPLEMENTAL ORDER FORM IS RECEIVED PRIOR TO 12:00 NOON ON APRIL XX, 2000, SUCH PURCHASER WILL BE DEEMED TO HAVE CANCELLED THEIR ORDER.

     I (we) will take ownership of any additional shares in the form of ownership designated by me (us) at the time of my (our) original order. All signatures should appear exactly as on the original stock order form. The Supplemental Order Form should be signed by all persons who signed the original stock order form. If less than all signatories appear on this form, Alamogordo Financial Corporation reserves the right to treat the election as valid, but is not obligated to do so. If separate order forms were submitted for stock to be registered in separate titles, then a separate Supplemental Order Form must be submitted for each order.

     I (we) acknowledge receipt of the Prospectus dated February 11, 2000 and the Prospectus Supplement dated April XX, 2000.


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________________________________  ____    ________________________________  ____
Signature (Title, if applicable)  Date    Signature (Title, if applicable)  Date

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          IF YOU HAVE ANY QUESTIONS, PLEASE CALL THE STOCK INFORMATION
                           CENTER AT (505) 443-2521.

                                        ALAMOGORDO FINANCIAL CORPORATION
                                            (the holding company for
                                Alamogordo Federal Savings and Loan Association)

                                            Stock Information Center
                                                500 10th Street
                                          Alamogordo, New Mexico 88310
                                                 (505) 443-2521

                                                STOCK ORDER FORM
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Deadline: The re-solicitation  Subscription Offering ends at 12:00 Noon, Central
Time,  on April XX, 2000.  Your  original  Stock Order and  Certification  Form,
properly  executed  and  with  the  correct  payment,   must  be  received  (not
postmarked) at the address on the top of this form by this deadline, or it will be considered void.
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(1) Number of Shares            Price Per Share             (2) Total Amount Due
--------------------                                        --------------------
                          X          $10.00          =       $
--------------------                                        --------------------
The minimum number of shares that may be subscribed for is 25. In each of the Subscription Offering, the Direct Community Offering or any Syndicated Community Offering, the maximum purchase for any person is XX,XXX shares. There are additional purchase limitations for associates and groups acting in concert as defined in the Prospectus.
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Method of Payment

(3) [ ] Enclosed is a check, bank draft or money order payable to Alamogordo Financial Corporation for $___________ (or cash if presented in person).

(4) [ ] I authorize Alamogordo Financial to make withdrawals from my Alamogordo Federal Savings and Loan Association certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

                  Account Number(s)                           Amount(s)
    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------
                                        Total Withdrawal
                                                         -------------------
--------------------------------------------------------------------------------
(5) [ ] Check here if you are a director, officer or employee of Alamogordo Federal or a member of such person's immediate family (same residence).
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(6) Purchaser Information

    IMPORTANT -- PLEASE READ

    Orders received during the original Subscription Offering and Direct Community Offering will be given priority over orders from new subscribers during the resolicitation period.

    All orders received from new subscribers during the resolicitation period will be considered Direct Community orders.
                       -----------------------

    This means that qualifying depositors as of the Eligibility Record Date, Supplemental Eligibility Record Date or Voting Record Date who did not submit orders in the original Subscription Offering and who submit orders during the resolicitation period will not receive priority for their orders based on their status as a depositor, as all subscriptions rights terminated on March 15, 2000.
--------------------------------------------------------------------------------

(7) Stock Registration/Form of Ownership

    [ ] Individual                      [ ] Corporation
    [ ] Joint Tenants                   [ ] Partnership
    [ ] Tenants in Common               [ ] Individual Retirement Account
    [ ] Uniform Transfer to Minors      [ ] Fiduciary/Trust (Under Agreement
    [ ] Uniform Gift to Minors              Dated _________________________)

(8) Name(s) in which stock is to be registered (Please Print Legibly and
    Fill Out Completely)
    ----------------------------------------------------------------------------

    Name 1                              Social Security or Tax I.D.
    ----------------------------------------------------------------------------

    Name 2                              Social Security or Tax I.D.
    ----------------------------------------------------------------------------
    Street                                             Daytime
    Address                                            Telephone
    ----------------------------------------------------------------------------
                                   Zip                 Evening
    City                  State    Code    County      Telephone
    ----------------------------------------------------------------------------
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[ ] NASD Affiliation (This section only applies to those individuals who meet the delineated criteria)

    Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
--------------------------------------------------------------------------------
Acknowledgement. By signing below, I acknowledge receipt of the Prospectus dated February 11, 2000 and the Prospectus Supplement dated April XX, 2000 and understand I may not change or revoke my order once it is received by Alamogordo Financial Corporation. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights or the underlying securities to the account of another person. Alamogordo Federal will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

Signature THIS FORM MUST BE SIGNED AND DATED TWICE: Here and on the Certification Form on the reverse side. THIS ORDER IS NOT VALID IF THE STOCK ORDER FORM AND CERTIFICATION FORM ARE NOT BOTH SIGNED. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.
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Signature                                                   Date

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Signature                                                   Date

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FOR OFFICE                Date Rec'd ___/___/___         Order #  ______________
USE                       Check # ______________         Category ______________
Batch # _________         Amount $______________         Deposit $______________
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

                        ALAMOGORDO FINANCIAL CORPORATION

                              Holding Company for
                Alamogordo Federal Savings and Loan Association

--------------------------------------------------------------------------------

                               CERTIFICATION FORM

                 (This Certification Must Be Signed In Addition
                    to the Stock Order Form On Reverse Side)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $0.10 PAR VALUE, OF ALAMORGORDO FINANCIAL CORPORATION. ARE NOT A DEPOSIT OR AN ACCOUNT AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY ALAMOGORDO FEDERAL SAVINGS & LOAN ASSOCIATION OR BY THE FEDERAL GOVERNMENT

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision.

I further certify that, before purchasing the shares of common stock of Alamogordo Financial Corporation, I received a copy of the Prospectus dated February 11, 2000 and the Prospectus Supplement dated April XX, 2000 which disclose the nature of the shares of common stock being offered thereby and describes the following risks involved in an investment in the common stock under the heading "Risk Factors" beginning on page 12 of the Prospectus and "Updated Risk Factors" beginning on page X of the Prospectus Supplement:

                                  RISK FACTORS

 1.  Changes in interest rates may hurt our profits.

 2. After the stock offering our return on average equity will be low compared to other publicly traded companies. This could hurt the price of our common stock.

 3. You may not be able to sell your shares when you desire, or for $10.00 or more per share.

 4. Public stockholders will own a minority of Alamogordo Financial's common stock and will not be able to exercise voting control over most matters put to a vote of stockholders.

 5.  The  implementation  of  stock-based   benefits  will  increae  our  future
     compensation expense and reduce our earnings.

 6.  Strong competition within our market area may reduce our customer base.

 7.  Our loans are concentrated in a small geographic area.

 8.  Our local economy may affect our future growth possibilities.

 9.  There are many factors beyond our control that affect the demand for loans.

10. Consumer, commercial business and commercial real estate lending increase lending risk because of the geographic concentration of such loans and the higher risk that the loans will not be repaid.

11. We have broad discretion in allocating the proceeds of the offering. Our failure to effectively apply such proceeds could hurt our profits.

12.  Banking reform legislation may increase competition.


                              UPDATED RISK FACTORS



-------------------------------------      -------------------------------------
Signature                      Date          Signature                      Date

-------------------------------------      -------------------------------------

                        ALAMOGORDO FINANCIAL CORPORATION
             Stock Ownership Guide and Stock Order Form Instructions

STOCK ORDER FORM INSTRUCTIONS
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ITEMS 1 AND 2 - Fill in the number of shares that you wish to  purchase  and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum purchase for any person is XX,XXX shares. In addition, no person, either alone or together with associates or persons acting in concert, may purchase shares in an amount that when combined with shares received in exchange for Bank common stock, exceeds XX,XXX shares. Alamogordo Financial Corporation reserves the right to reject the subscription of any order received in the Direct Community Offering, if any, in whole or in part.

ITEM 3 - Payment for shares may be made in cash (only if delivered by you in person), by check, bank draft or money order payable to Alamogordo Financial Corporation. DO NOT MAIL CASH. Your funds will earn interest at Alamogordo Federal Savings and Loan's current passbook rate.

ITEM 4 - To pay by withdrawal from a savings account or certificate at Alamogordo Federal Savings and Loan, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. Alamogordo Federal Savings and Loan will waive any applicable penalties for early withdrawal from certificate accounts. A hold will be placed on the account(s) for the amount(s) you show. Payments will remain in account(s) until the stock offering closes. If a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will thereafter earn interest at the passbook rate.

ITEM 5 - Please check this box to indicate whether you are a director, officer or employee of Alamogordo Federal Savings and Loan or a member of such person's immediate family

ITEM 6 - Please read carefully.

ITEM 7 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Alamogordo Financial Corporation common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we can not execute you order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are a qualified member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

STOCK OWNERSHIP GUIDE
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INDIVIDUAL - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership

JOINT TENANTS - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

TENANTS IN COMMON - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

UNIFORM GIFT TO MINORS - For residents of many states, stock may by held in the name of a custodian for the benefit of a minor under the Uniform Gift to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Transfer to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line. USE THE MINOR'S SOCIAL SECURITY NUMBER.

CORPORATION/PARTNERSHIP - Corporation/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

INDIVIDUAL RETIREMENT ACCOUNT - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Alamogordo Federal Savings and Loan does not offer a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account.

FIDUCIARY/TRUST - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker , donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.